Exhibit 99.1

Clearwater Paper Corporation
601 W. Riverside Avenue
Suite 1100
Spokane, Washington 99201

News Release

Contact:	(News media)	(CFO)	(Investors)
	Matt Van Vleet	Linda Massman	Sean Butson (IR Sense)
	509.344.5912	509.344.5905	509.344.5906

CLEARWATER PAPER CORPORATION ANNOUNCES

PRICING OF $375 MILLION OF SENIOR NOTES

Spokane, Wash.– October 13, 2010–Clearwater Paper Corporation (NYSE: CLW) today announced the pricing of $375 million principal amount of senior notes due 2018 (the “Notes”). The Notes will have an interest rate of 7 1/8% per annum and are being issued at a price equal to 100% of their face value.

The net proceeds of the offering will be used to finance in part the company’s acquisition of Cellu Tissue Holdings, Inc., to refinance certain existing indebtedness of Cellu Tissue, and to pay fees and expenses incurred as part of the Notes offering, the acquisition and related transactions. The proceeds from the offering will be placed in escrow pending the closing of acquisition. The acquisition is expected to close in the fourth quarter of 2010, subject to customary closing conditions. If the acquisition is not completed, the company will be required to redeem all of the Notes. The Notes will be guaranteed by substantially all of the company’s future wholly owned domestic restricted subsidiaries, including Cellu Tissue and certain of its subsidiaries upon the completion of the acquisition.

As the offering is a private placement, the Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes to be offered have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended, including, but not limited to, statements regarding the proposed acquisition of Cellu Tissue, the offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements are based on the Company’s current expectations, estimates and assumptions that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk that the closing of the acquisition of Cellu Tissue may be delayed or not occur, the impact of conditions in the credit markets generally and, in particular, for companies in the markets in which the Company operates, and changes and uncertainty in the United States and international economies in which the Company and Cellu Tissue operate. For a discussion of additional factors that may cause results to differ, see the Company’s public filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date thereof. The Company does not undertake to update any forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Cellu Tissue intends to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant material in connection with the proposed acquisition. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the acquisition, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant material when they become available because they will contain important information about the acquisition. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (678) 393-2651.

PARTICIPANTS IN SOLICITATION

Clearwater Paper and Cellu Tissue and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cellu Tissue stockholders in connection with the proposed acquisition. Information about Clearwater Paper’s directors and executive officers is set forth in Clearwater Paper’s proxy statement on Schedule 14A filed with the SEC on March 29, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010. Information about Cellu Tissue’s directors and executive officers is set forth in its proxy statement on Schedule 14A filed with the SEC on June 25, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection the acquisition will be included in the proxy statement that Cellu Tissue intends to file with the SEC.

####